Exhibit 10.1

CLST HOLDINGS, INC.

2008

LONG TERM INCENTIVE PLAN

CLST Holdings, Inc., a Delaware corporation, sets forth herein the terms of its 2008 Long Term Incentive Plan (the “Plan”) as follows:

1.                                       Purpose and Eligibility

The purpose of the Plan is to provide stock options and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants, and advisors of the Company and its subsidiaries, all of whom are eligible to receive Awards under the Plan.  Any person to whom an Award has been granted under the Plan is referred to herein as a “Participant.”  Additional definitions are set forth in Section 8(a).

2.                                       Administration

a.             Administration by Board of Directors.  The Plan will be administered by the Board of Directors of the Company (the “Board”) unless and until the Board delegates administration to a committee of the Board, as provided in Section 2(b).  The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend, and repeal rules relating to the Plan, and to interpret and correct the provisions of the Plan and any Award.  All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

b.             Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board.  All references in the Plan to the Board shall mean such committee or the Board.  The provisions of this paragraph shall not amend or limit the applicability of any agreement to which the Company may be subject pursuant to which it has agreed to limit the grant of Awards, or subject the grant of Awards to the approval of persons other than the Board.

c.             Delegation to Executive Officers.  To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3.                                       Stock Available for Awards

a.             Number of Shares.  Subject to adjustment under Section 3(b), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 20,000,000 shares.  If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.  If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan;

provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed 20,000,000, subject to adjustment under Section 3(b). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b.             Adjustment to Common Stock.  In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and any per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share of Common Stock subject to each outstanding Award, (iii) the repurchase price per security subject to repurchase; and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Board (or substituted Awards may be made) in an equitable manner; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.  If Section 7(e)(i) applies for any event, this Section 3(b) shall not be applicable.

4.                                       Stock Options

a.             General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option, and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.  Without limiting the generality of the foregoing, the Board may make the exercise of any option subject to an agreement by the holder thereof to be a party to any other agreement, including an agreement not to engage in competition with the Company following the Date of Termination.

b.             Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.  The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.” If an Option is designated as an Incentive Stock Option, to the extent that such Option (together with all Incentive Stock Options granted to the Option holder under the Plan and all other stock option plans of the Company and its parent and subsidiaries) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than $100,000, the portion of each such Incentive Stock Option that exceeds such amount will be treated as a Nonstatutory Stock Option.

c.             Exercise Price.  The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement; provided that, the per share exercise price shall not be less than the per share Fair Market Value of the Common Stock on the date the Option is granted (or 110% of Fair Market Value on the date of grant in the case of an Incentive Stock Option granted to an employee who is a 10% stockholder).

d.             Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided that, in the case of an Incentive Stock Option, the Option shall not be exercisable following the tenth anniversary of the date of grant of such Option (or the fifth anniversary of the date of grant in the case of an Incentive Stock Option granted to an employee who is a 10% stockholder).

e.             Exercise of Option.  Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

f.              Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i)            by check payable to the order of the Company;

(ii)           except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii)          to the extent explicitly provided in the applicable option agreement, by (x) subject to pre-approval of the Board for any officer, director of 10% shareholder, delivery of shares of Common Stock owned by the Participant valued at Fair Market Value, (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), provided that the foregoing is not prohibited pursuant to Section 13(k) of the Securities Exchange Act of 1934, as amended, or (z) payment of such other lawful consideration as the Board may determine, provided that such form of payment does constitute a deferral of compensation within the meaning of Section 409A or otherwise cause the Option to be subject to the requirements of Section 409A.

5.                                       Restricted Stock

a.             Grants.  The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to delivery to the Company by the Participant of cash or other lawful consideration in an amount at least equal to the par value of the shares purchased (each, a “Restricted Stock Award”).

b.             Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the

Company (or its designee).  After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”).  In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6.                                       Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

7.                                       General Provisions Applicable to Awards

a.             Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant.  References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b.             Forfeiture of Awards. Unless otherwise determined by the Board, upon termination of a Participant’s employment or director or consulting arrangement between Participant and the Company, such Participant may exercise any Award within such period of time ending on the earlier of (1) the date three months following the Date of Termination (or such other period as may be specified by the Board in an Award Agreement), but only to the extent such Award was exercisable immediately prior to such termination or (2) the expiration of the term of the Award.  Notwithstanding the foregoing, if the Participant’s employment or director or consulting arrangement with the Company is terminated voluntarily by Participant or if terminated by the Company for Cause, all Awards held by the Participant shall terminate as of the Date of Termination (whether or not vested) unless otherwise determined by the Board.

c.             Documentation.  Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board.  Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

d.             Board Discretion.  The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

e.             Acquisition of the Company.

(i)            Consequences of an Acquisition. Upon the consummation of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i), also the “Board”), shall, as to outstanding Awards (on the same basis or on different bases as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities or other consideration as the Board deems appropriate, the Fair Market Value of which shall not materially differ from the Fair Market Value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, on the same basis or on different bases as the Board shall specify, upon written notice to the affected Participants, provide that one or more Options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate, or provide that one or more Options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the Fair Market Value for the shares subject to such Options over the exercise price thereof; provided, however, that before terminating any portion of an Option that is not vested or exercisable (other than in exchange for a cash payment), the Board must first accelerate in full the exercisability of the portion that is to be terminated.  Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights or other rights of the Company that relate to an Option or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option or other Award pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

(ii)           Assumption of Options Upon Certain Events.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof.  The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

f.              Amendment of Awards.  The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that (1) the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant and (2) such action does not cause an Award to be subject to Section 409A that was not previously subject to Section 409A or otherwise constitute an impermissible acceleration or change in time and form of payment under Section 409A.

g.             Section 83(b) Election.  The Board may provide in an Award that the Award is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to

Section 83(b) of the Code concerning an Award, the Participant shall be required to file promptly a copy of such election with the Company.

h.             Adjustment of Awards upon the Occurrence of Certain Unusual or Non-recurring Events.  The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 3(b) hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, provided that such action does not cause an Award to be subject to Section 409A that was not previously subject to Section 409A or otherwise constitute an impermissible acceleration or change in time and form of payment under Section 409A.  The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

i.              Taxes.  Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability.  The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company is authorized to withhold from any Award granted or to be settled, any delivery of Common Stock in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

j.              Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations, and (iv) if the Company shall have more than twenty record stockholders, until such time as the Common Stock shall be listed for trading on the New York Stock Exchange or the NASDAQ Stock Exchange or a successor thereto.

k.             Restrictive Legends.  In order to reflect the restrictions on transfer of Common Stock issued pursuant to any Award, the stock certificates for Common Stock will be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES LAWS OR THE SECURITIES LAWS OF ANY STATE.  SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS AND ANY RULES OR REGULATIONS PROMULGATED THEREUNDER.  ADDITIONALLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND SUCH SECURITIES MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH, THE TERMS AND PROVISIONS OF THE COMPANY’S 2008 LONG TERM INCENTIVE PLAN, AND IN THE ASSOCIATED AWARD AGREEMENT. A COPY OF THE PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM THE COMPANY.

l.              Acceleration.  The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option; provided, however, that no such acceleration shall cause an Award to be subject to Section 409A that was not previously subject to Section 409A or otherwise constitute an impermissible acceleration or change in time and form of payment under Section 409A.  In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to Section 7(e)(i), the Board may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

8.                                       Miscellaneous.

a.             Definitions.

(i)            “Acquisition” means:  (x) the sale of the Company by merger in which the stockholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction); or (z) any other acquisition of the business of the Company, as determined by the Board.

(ii)           “Affiliate” of any party hereto means any person controlling, controlled by or under common control with such party.

(iii)          “Cause” means (x) as such term is defined in any written employment, director or consulting agreement between a Participant and the Company, and (y) if no such agreement is effective as of the relevant time, (A) Participant’s repeated failure to substantially perform the principal duties and obligations of Participant’s position with the Company, as determined by a Disinterested Majority, (B) any act of personal dishonesty by Participant in connection with his responsibilities with respect to the Company, as determined by a Disinterested Majority, (C) conviction of Participant of a felony or a crime of moral turpitude, or conviction of any other crime that results in an adverse effect on the Company’s business or business reputation (or a plea of nolo contendere to any of the foregoing), or (D) a willful act by Participant, whether in connection with his employment or otherwise, which constitutes misconduct and that can reasonably be expected to have an adverse effect of the Company business or its business reputation.  “Cause” does not include Disability or death of a Participant.

(iv)          “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(v)           “Company,” means CLST Holdings, Inc., a Delaware corporation, and for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of CLST Holdings, Inc., as defined in Section 424(f) of the Code, and any present or future parent corporation of CLST Holdings, Inc., as defined in Section 424(e) of the Code.  For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

(vi)          “Date of Termination” means (i) as such term is defined in any written employment or director or consulting agreement between Participant and the Company, or (ii) if no such agreement is effective as of the relevant time, (A) if the Participant’s employment or director or consulting arrangement is terminated by his death, the date of his death, (B) if the Participant’s employment or director or consulting arrangement is terminated by a Disability the date the Disability is determined or (C) if the Participant’s employment or director or consulting arrangement is terminated for any other reason by the Participant or the Company, the date on which a notice of termination is delivered by the Company or the Participant to the other, or if a later effective date of termination is set forth therein, the earlier of such stated effective date and 14 days after the date such notice of termination is delivered.

(vii)         “Disability” means (i) as such term is defined in any written employment or director or consulting agreement between a Participant and the Company, or (ii) if no such agreement is effective as of the relevant time, the Participant’s inability to perform the duties and obligations he was employed or engaged to fulfill and discharge, with or without reasonable accommodation, for a period of 180 consecutive days due to mental or physical incapacity as determined by a physician selected by the Participant or its insurers and acceptable to the Participant or the Participant’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

(viii)        “Disinterested Majority” means a majority of the Board after excluding a Participant whose actions or conduct is being reviewed by the Board if such Participant is then a member of the Board, and any member of such Participant’s family then serving on the Board.

(ix)           “employee” for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company.

(x)            “Fair Market Value” of a share of Common Stock on any day shall mean (i) if the Company’s Common Stock is traded on a national securities exchange or is quoted on a market established by the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”), then the closing price; (ii) if the Company’s Common Stock is not traded on a securities exchange or on a NASDAQ market, but is traded in the over-the-counter market or on the “pink sheets”, then the average of the closing bid and ask prices reported for such day; provided, however, that if clauses (i) and (ii) of this subparagraph are inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of a share of Common Stock shall be determined by the Board through the reasonable application of a reasonable valuation method that is consistent with applicable regulations adopted by the Treasury Department relating to stock options and Section 409A of the Code.

(xi)           “Section 409A” means section 409A of the Code and the regulations promulgated thereunder.

b.             Compliance With Laws and Obligations.  The Company shall not be obligated to issue or deliver Common Stock in connection with any Award or take any other action under the Plan in a transaction subject to the restriction requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full.  Certificates representing shares of Common Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

c.             Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

d.             Investment Representations. The Board may require any person receiving Awards pursuant to this Plan to represent and warrant in writing that the person is acquiring the shares for investment and without any present intention to sell or distribute such shares.

e.             No Right to Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment, engagement or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

f.              No Rights as Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

g.             Ratification of Actions. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through each Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Board.

h.             Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board.  No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

i.              Amendment of Plan.  The Board may amend, suspend, or terminate the Plan or any portion thereof at any time, provided that (1) such action does not cause an Award to be subject to Section 409A that was not previously subject to Section 409A or otherwise constitute an impermissible acceleration or change in time and form of payment under Section 409A and (2) no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or any securities exchange listing requirements.  At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval..

j.              Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

k.             No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award.  The Board shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

l.              Code Section 409A.  The Plan is intended to comply with the requirements of Section 409A, without triggering the imposition of any tax penalty thereunder.  To the extent necessary or advisable, the Board may amend the Plan or any Award to delete any conflicting provisions and to add such other provisions as are required to fully comply with the applicable provisions of Section 409A and any other legislative or regulatory requirements applicable to the Plan.  Notwithstanding any provision of this Plan or Award to the contrary, if all or any portion of the payments and/or benefits under this or Award are determined to be “nonqualified deferred compensation” subject to Section 409A, and the Company determines that the holder of an Award is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code and the final regulations promulgated thereunder (the “Treasury Regulations”) and other guidance issued thereunder, then such payments and/or benefits (or portion thereof) shall commence no earlier than the first day of the seventh month following an Award holder’s termination of employment (with the first such payment being a lump sum equal to the aggregate payments and/or benefits the Award holder would have received during such six-month period if no such payment delay had been imposed.)  For purposes of this Section 8(l), “termination of employment” shall mean Executive’s “separation from service”, as defined in Section 1.409A-1(h) of the Treasury Regulations, including the default presumptions thereunder.  Wherever payments to which this paragraph applies are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Section 409A.

m.            Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Delaware, without regard to any applicable conflicts of law.